1 NEW MOUNTAIN FINANCE CORPORATION DODD-FRANK COMPENSATION RECOUPMENT POLICY The Board of Directors of New Mountain Finance Corporation has adopted the following Dodd- Frank Compensation Recoupment Policy effective as of October 2, 2023. It is the intention of the Board that this Dodd-Frank Compensation Recoupment Policy be interpreted and administered in a manner consistent with applicable laws and regulations and Securities Exchange listing requirements, including Section 304 of the Sarbanes-Oxley Act of 2002, Section 954 of the Dodd- Frank Wall Street Reform and Consumer Protection Act of 2010 (and Rule 10D-1 under the Securities Exchange Act of 1934, as amended, promulgated thereunder), and Nasdaq Listing Rules 5608 and 5810(c)(2)(A)(iii). This Dodd-Frank Compensation Recoupment Policy applies to awards of Incentive-Based Compensation, if any, received on or after the Effective Date by Executive Officers of the Company. Definitions “Board” means the Board of Directors of the Company. “Committee” means the Compensation Committee of the Board of Directors of the Company. “Company” means New Mountain Finance Corporation. “Effective Date” means October 2, 2023. “Executive Officer” means the Company’s president, principal financial officer, principal accounting officer (or if there is no such accounting officer, the controller), any vice-president of the Company in charge of a principal business unit, division, or function (such as sales, administration, or finance), any other officer who performs a policy-making function, or any other person who performs similar policymaking functions for the Company. Executive officers of the Company’s subsidiaries are deemed Executive Officers of the Company if they perform such policymaking functions for the Company. “Excess Incentive-Based Compensation” means the amount of Incentive-Based Compensation received by a current or former Executive Officer that exceeds the amount of Incentive-Based Compensation that otherwise would have been received had the amount of such Incentive-Based Compensation been determined based on the accounting restatement, computed without regard to taxes paid by the Executive Officer. With regards to Incentive-Based Compensation based on stock price or total shareholder return, where the amount of Excess Incentive-Based Compensation is not subject to mathematical recalculation directly from the information in an accounting restatement, Excess Incentive-Based Compensation means a reasonable estimate of the effect of the accounting restatement on the applicable Financial Reporting Measure. “Financial Reporting Measure” means any measure that is determined and presented in accordance with the accounting principles used to prepare the Company’s financial statements, and any measures that are derived wholly or in part from such measures. “Stock price” and “total shareholder return” metrics are also Financial Reporting Measures. For the avoidance of doubt, a 2 Financial Reporting Measure need not be presented in the Company’s financial statements or included in a filing with the U.S. Securities and Exchange Commission. “Incentive-Based Compensation” means any compensation that is granted, earned, or vested based wholly or in part upon the attainment of a Financial Reporting Measure. The Company does not directly compensate any of its Executive Officers. The Executive Officers are compensated by the Company’s external investment adviser for the work they perform on behalf of the Company. Therefore, the Company does not pay compensation, and therefore no Incentive-Based Compensation, to its Executive Officers. “Lookback Period” means the three completed fiscal years preceding the date on which the Company is required to prepare an accounting restatement, and if the Company changes its fiscal year, any transition period of less than nine months within or immediately following those three completed fiscal years. For purposes of this definition, the date on which the Company is required to prepare an accounting restatement shall be deemed to be the earlier of (i) the date the Company’s Board, a committee of the Board, or the officer(s) of the Company authorized to take such action (if Board action is not required) concludes, or reasonably should have concluded, that the Company is required to prepare an accounting restatement; and (ii) the date a court, regulator, or other legally authorized body directs the Company to prepare an accounting restatement. “Securities Exchange” means The NASDAQ Global Select Market, the securities exchange upon which the Company’s Common Stock, par value $0.01 per share, trades. Recoupment for an Accounting Restatement The Company shall recover reasonably promptly any Excess Incentive-Based Compensation in the event that the Company is required to restate its financial statements due to the material noncompliance of the Company with any financial reporting requirement under the federal securities laws, including any required accounting restatement to correct an error (i) in previously issued financial statements that is material to the previously issued financial statements or (ii) that would result in a material misstatement if the error were corrected in the current period or left uncorrected in the current period. The preceding sentence shall apply to Excess Incentive-Based Compensation received by any current or former Executive Officer: (a) after beginning service as an Executive Officer; (b) who served as an Executive Officer at any time during the performance period for the applicable Incentive-Based Compensation; (c) while the Company has a class of securities listed on a national securities exchange or a national securities association; and (d) during the Lookback Period. For purposes of this paragraph, Incentive-Based Compensation is deemed “received” in the Company’s fiscal period during which the Financial Reporting Measure specified in the Incentive-Based Compensation is attained, even if the payment or grant of the Incentive- Based Compensation occurs after the end of that period. If the Company is required to recoup Excess Incentive-Based Compensation following an accounting restatement based on adjustments to stock price or total shareholder return, the Company shall determine the amount of such Excess Incentive-Based Compensation subject to recoupment, which amount shall be a reasonable estimate of the effect of the accounting restatement on the applicable Financial Reporting Measure. 3 Notwithstanding the foregoing, if the Committee makes a determination that recovery would be impracticable, and one of the following enumerated conditions is satisfied, the Company need not recover such Excess Incentive-Based Compensation.  Expenses Exceed Recovery Amount: The Company need not recover the Excess Incentive- Based Compensation at issue if the direct expense to be paid to a third party to assist in enforcing this Dodd-Frank Compensation Recoupment Policy would exceed the amount to be recovered; provided, however, that the Company must make a reasonable attempt to recover the Excess Incentive-Based Compensation and document such attempt(s) prior to the Committee’s determination that recovery would be impracticable. The Company must provide the documentation evidencing the attempt(s) to the Securities Exchange consistent with the listing standards of the Securities Exchange.  Recovery Would Violate Home Country Law: The Company need not recover the Excess Incentive-Based Compensation at issue if recovery would violate home country law where that law was adopted prior to November 28, 2022; provided, however, that the Company must obtain an opinion of home country counsel, in a form acceptable to the Securities Exchange, that recovery would result in such violation. The Company must provide the opinion to the Securities Exchange consistent with the listing standards of the Securities Exchange.  Recovery Would Violate ERISA Anti-Alienation Provisions: The Company need not recover the Excess Incentive-Based Compensation at issue if recovery would violate the anti-alienation provisions of the Employee Retirement Income Security Act of 1974, as amended, contained in 26 U.S.C. § 401(a)(13) or 26 U.S.C. § 411(a), or regulations promulgated thereunder. Method of Recoupment The Committee shall have the sole discretion and authority to determine the means, timing (which shall in all circumstances be reasonably prompt) and any other requirements by which any recoupment required by this Dodd-Frank Compensation Recoupment Policy shall occur and impose any other terms, conditions or procedures (e.g., the imposition of interest charges on un-repaid amounts) to govern the current or former Executive Officer’s repayment of Excess Incentive-Based Compensation. Other Policy Terms Any applicable award agreement, plan or other document setting forth the terms and conditions of any Incentive-Based Compensation or other compensation covered by this Dodd-Frank Compensation Recoupment Policy received on or after the Effective Date shall be deemed to (i) include the restrictions imposed herein; (ii) incorporate the Dodd-Frank Compensation Recoupment Policy by reference; and (iii) govern the terms of such award agreement, plan or other document in the event of any inconsistency. Eligibility for participation in and for payment under any such award agreement, plan or other document is contingent upon acceptance of the terms of this Dodd-Frank Compensation Recoupment Policy. Any recoupment under this Dodd-Frank Compensation Recoupment Policy is in addition to, and not in lieu of, any other remedies or rights that may be available to the Company or its affiliates 4 under applicable law, including, without limitation: (i) dismissing the current or former Executive Officer; (ii) adjusting the future compensation of the current or former Executive Officer; or (iii) authorizing legal action or taking such other action to enforce the current or former Executive Officer’s obligations to the Company or its affiliates as it may deem appropriate in view of all of the facts and circumstances surrounding the particular case. Incentive-Based Compensation and other compensation paid to employees of the Company and its affiliates may also be subject to other recoupment or similar policies, and this policy does not supersede any such other policies. However, in the event of any conflict between any such policy and this Dodd-Frank Compensation Recoupment Policy, this policy shall govern. In addition, no Executive Officer shall be subject to recoupment more than one time with respect to the same compensation. Current or former Executive Officers shall not be entitled to any indemnification by or from the Company or its affiliates with respect to any amounts subject to recoupment pursuant to this Dodd- Frank Compensation Recoupment Policy. Administration The Board has delegated the administration of this policy to the Committee. The Committee is responsible for monitoring the application of this policy with respect to all Executive Officers. The Committee shall have the sole authority to review, interpret, construe and implement the provisions of this Dodd-Frank Compensation Recoupment Policy and to delegate to one or more executive officers and/or employees certain administrative and record-keeping responsibilities, as appropriate, with respect to the implementation of this Dodd-Frank Compensation Recoupment Policy; provided, however, that no such action shall contravene the federal securities laws. Any determinations of the Board or Committee under this Dodd-Frank Compensation Recoupment Policy shall be binding on the applicable individual. The Board may amend, modify or change this Dodd-Frank Compensation Recoupment Policy, as well as any related rules and procedures, at any time and from time to time as it may determine, in its sole discretion, is necessary or appropriate. Approved by the Board of Directors of the Company on November 20, 2023.